Exhibit 10.7
                            FIVE STAR PRODUCTS, INC.
                           RESTRICTED STOCK AGREEMENT


         AGREEMENT, dated March _ 2007 (the "Grant Date"), between Five Star Products, Inc., a Delaware corporation (the "Company"), with an address at 777 Westchester Avenue, New York, NY 10604, and John C. Belknap (the "Grantee"), with an address at 149 Meeting House Road, Bedford Corners, NY 10549.

         WHEREAS, the Board of Directors of the Company has, on the Grant Date, pursuant to the Five Star Products, Inc. 2007 Incentive Stock Plan, a copy of which is annexed hereto as Exhibit A (the "Plan"; capitalized terms used but not defined herein having the meanings ascribed thereto in the Plan), granted to the Grantee restricted shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), as hereinafter set forth, and authorized the execution and delivery of this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

1. The Grantee is hereby granted 1,000,000 shares (the "Shares") of Restricted Stock, subject to the terms and conditions set forth in this Agreement.

2. Subject to the continuous employment of the Grantee with the Company or the Company's parent, National Patent Development Corporation ("NPDC") until the applicable vesting date, the Shares shall become vested as follows:

(a) Unless sooner terminated as hereinafter provided, 33.3% of the Shares shall become vested on the date of filing (such filing date, the "1st Vesting Date") of the Company's Annual Report on Form 10-K ("Form 10-K") with the Securities and Exchange Commission (the "SEC") for the fiscal year ending December 31, 2007 ("Fiscal 2007"), subject to the Company's achieving Adjusted EBITDA (as defined below) of at least $5,000,000 for Fiscal 2007. For purposes of this Agreement "Adjusted EBITDA" means earnings before interest, taxes, depreciation, amortization and extraordinary items and Nonrecurring Items (as defined in the Plan), all determined in accordance with generally accepted accounting principles consistently applied.

(b) Unless sooner terminated as hereinafter provided, 33.3% of the Shares shall become vested on the date of filing (such filing date, the "2nd Vesting Date") of the Company's Form 10-K with the SEC for the fiscal year ending December 31, 2008 ("Fiscal 2008"), subject to the Company's achieving Adjusted EBITDA of at least $7,500,000 for Fiscal 2008.

(c) Unless sooner terminated as hereinafter provided, 33.4% of the Shares shall become vested on the date of filing (such filing date, the "3rd Vesting Date") of the Company's Form 10-K with the SEC for the fiscal year ending December 31, 2009 ("Fiscal 2009"), subject to the Company's achieving Adjusted EBITDA of at least $11,250,000 for Fiscal 2009.



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(d) If, on the 3rd Vesting Date, the Company's aggregate Adjusted EBITDA for
Fiscal 2007, Fiscal 2008 and Fiscal 2009 equals or exceeds $23,750,000, then any Shares that did not vest on the 1st Vesting Day, 2nd Vesting Date or 3rd Vesting Day shall become vested on the 3rd Vesting Date.

(e) Notwithstanding any other provision of this Agreement to the contrary, in the event that Grantee is employed by the Company as of the end of Fiscal 2007, 2008 or 2009, Grantee shall be entitled to the vesting of the Shares for that fiscal year, as set forth above, regardless of whether Grantee's employment terminates prior to the formal determination of vesting (i.e., based on Adjusted EBITDA calculations) for such fiscal year, as set forth above.

3. The Shares shall automatically become vested in full upon the occurrence of a Change in Control of the Company or NPDC. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (i) National Patent Development Corporation ("NPDC") and its affiliates cease to own a majority of the voting stock of the Company and (ii) within any 12-month period beginning on or after the date that is three months after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Company Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of the Company or the board of directors of any successor to the Company, provided that any director who was not a director of the Company immediately before the beginning of such period shall be deemed to be a Company Incumbent Director if such director was elected to the Board of Directors of the Company by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Company Incumbent Directors either actually or by prior operation of this Section 3, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act. For purposes of this Agreement, a "Change in Control" of NPDC shall be deemed to have occurred if (i) a change in control of NPDC of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, other than a change of control resulting in control by Grantee or a group including Grantee occurs, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Grantee or a group including Grantee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of NPDC representing 20% or more of the combined voting power of NPDC's then outstanding securities, or (iii) within any 12-month period beginning on or after the date that is three months after the date hereof, the persons who were directors of NPDC immediately before the beginning of such period (the "NPDC Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of Directors of NPDC or the board of directors of any successor to NPDC, provided that any director who was not a director of NPDC immediately before the beginning of such period shall be deemed to be a NPDC Incumbent Director if such director was elected to the Board of Directors of NPDC by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as NPDC Incumbent Directors either actually or by prior operation of this Section 8(d), unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act of or any successor provision.



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4. As and when Shares shall become vested in accordance with the provisions of
Section 2 or 3, Grantee shall be issued a stock certificate representing such Shares, subject to the terms and conditions of the Plan and this Agreement.

5. (a) If at any time the Committee or the Board shall determine, in its discretion, that the listing, registration, or qualification of any of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of any vested Shares, such Shares shall not be issued unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board, as applicable. Any Shares which would be issued except for this Section 5 shall be deemed issued immediately upon satisfaction of all such conditions.

(b) The Company shall not be obligated to issue any vested Shares in any manner in contravention of the Securities Act, the Exchange Act, or any state securities law and that the certificate therefor contain a legend restricting transfer.

(c) The Grantee understands that: (i) the Shares are being issued to him under certain exemptions from the registration provisions of the Securities Act of 1933 (the "Securities Act"); (ii) the Grantee is being issued the Shares without being furnished any offering literature or prospectus; and (iii) the issuance of the Shares has not been examined by the SEC or by any agency charged with the administration of the securities laws of any state or other jurisdiction. Grantee represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision with respect thereto. The Grantee understands that the Company is relying on the truth and accuracy of the representations, declarations and warranties made herein by the Grantee in issuing the Shares hereunder without having first registered such Shares under the Securities Act or under the securities laws of any state or other jurisdiction.

(d) The Grantee confirms that: (i) he understands that there are substantial restrictions on the transferability of the Shares and, accordingly, it may not be possible for him to liquidate his investment in the Shares in case of emergency; and (ii) he is able to bear the economic risk of this investment in the Shares, to hold the Shares for an indefinite period of time, and currently to afford a complete loss of this investment. The Shares being acquired by the Grantee hereunder are being acquired in good faith solely for his own personal account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. The Grantee does not have any contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares being acquired hereunder, or any part thereof, and has no current plan to enter into any such contract, undertaking, agreement or arrangement. The Grantee understands that the legal consequences of the foregoing representations and warranties are that he must bear the economic risk of this investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act.

                  (c) The Grantee represents and warrants that he is an "accredited investor" as defined in Rule 501(a) under the Securities Act by


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reason of either having (i) an individual net worth, or joint net worth with his spouse, that exceeds $1 million at the date hereof or (ii) income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

                  (d) The Grantee acknowledges that the issuance of the Shares has not been registered under the Securities Act, and accordingly that the Shares are "restricted securities" as defined in the regulations under the Act and are acquired for investment purposes only and not with a view to resale or distribution. Each certificate for the Shares, and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall be stamped or otherwise imprinted with a legend in substantially the following form:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

6. All notices hereunder shall be in writing, and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, or (b) if to the Grantee, shall be delivered personally or via courier or mailed via certified mail, postage prepaid, return receipt requested to the Grantee at the address first set forth above,. Such addresses may be changed at any time by notice from one party to the other.

7. All decisions or interpretations made by the Committee with regard to any question arising hereunder shall be binding and conclusive on the Company and the Grantee.

8. This Agreement shall bind and inure to the benefit of the parties hereto and the successors of the Company. This Agreement shall not be assignable by the Grantee.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of laws.




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                 FIVE STAR PRODUCTS, INC.


                                                 By:___________________________
                                                     Name:
                                                     Title:


                                                 ------------------------------
                                                     John C. Belknap


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                                    EXHIBIT A

                            FIVE STAR PRODUCTS, INC.
                            2007 INCENTIVE STOCK PLAN



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